Nelnet Reports Fourth Quarter 2023 Results
LINCOLN, Neb., February 27, 2024 - Nelnet (NYSE: NNI) today reported a GAAP net loss of $8.6 million, or $0.23 per share, for the fourth quarter of 2023, compared with GAAP net income of $30.8 million, or $0.83 per share, for the same period a year ago.
Excluding derivative market value adjustments1, the company's net loss was $1.3 million, or $0.04 per share, for the fourth quarter of 2023, compared with net income of $36.4 million, or $0.98 per share, for the same period in 2022.
During the fourth quarter of 2023, the company recognized a net loss after taxes and noncontrolling interest from its Nelnet Renewable Energy division of $40.3 million (or $1.08 per share) that included operating losses and impairment charges related to its solar construction business and investment losses on tax equity investments.
"Our commitment has always been dedicated to the creation of long-term value and making strategic decisions aimed at maximizing long-term cash flow,” said Jeff Noordhoek, chief executive officer of Nelnet. "Our solar engineering and construction company, acquired in the summer of 2022, has experienced several challenges resulting in costly lessons that are included in this quarter's results. While we realign our solar construction business for success, I'm pleased to report that our core fee-based businesses performed exceptionally well in 2023 and are well-positioned for a promising future along with our asset generation strategy within Nelnet Financial Services.”
Operating Segments
Nelnet has four reportable operating segments, earning interest income on loans in its Asset Generation and Management (AGM) and Nelnet Bank segments, both part of the company's Nelnet Financial Services division, and fee-based revenue in its Loan Servicing and Systems and Education Technology Services and Payments segments.
Asset Generation and Management
The AGM operating segment reported net interest income of $35.6 million during the fourth quarter of 2023, compared with $58.5 million for the same period a year ago. The decrease in 2023 was due to the expected runoff of the loan portfolio and a decrease in loan spread2. The average balance of loans outstanding decreased from $14.8 billion for the fourth quarter of 2022 to $12.5 billion for the same period in 2023.
AGM recognized a provision for loan losses in the fourth quarter of 2023 of $8.3 million ($6.3 million after tax), compared with $27.4 million ($20.8 million after tax) in the fourth quarter of 2022. Provision for loan losses is primarily impacted by loans acquired during the period. The company acquired $196.4 million in loans in the fourth quarter of 2023, compared with $926.3 million for the same period in 2022.
AGM recognized net income after tax of $17.2 million for the three months ended December 31, 2023, compared with $22.9 million for the same period in 2022.
Nelnet Bank
As of December 31, 2023, Nelnet Bank had a $432.9 million loan portfolio and total deposits, including intercompany deposits, of $847.6 million. Nelnet Bank recognized a net loss after tax for the quarter ended December 31, 2023 of $3.3 million, compared with net income of $1.4 million for the same period in 2022.
Loan Servicing and Systems
Revenue from the Loan Servicing and Systems segment was $128.8 million for the fourth quarter of 2023, compared with $140.0 million for the same period in 2022.
As of December 31, 2023, the company was servicing $532.6 billion in government-owned, FFEL Program, private education, and consumer loans for 16.1 million borrowers, compared with $587.5 billion in servicing volume for 17.6 million borrowers as of December 31, 2022.
The Loan Servicing and Systems segment reported net income after tax of $8.4 million for the three months ended December 31, 2023, compared with $12.9 million for the same period in 2022.
1 Net income, excluding derivative market value adjustments, is a non-GAAP measure. See "Non-GAAP Performance Measures" at the end of this press release and the "Non-GAAP Disclosures" section below for explanatory information and reconciliations of GAAP to non-GAAP financial information.

2 Loan spread represents the spread between the yield earned on loan assets and the costs of the liabilities and derivative instruments used to fund the assets.

Education Technology Services and Payments
For the fourth quarter of 2023, revenue from the Education Technology Services and Payments operating segment was $106.1 million, an increase from $98.3 million for the same period in 2022. Revenue less direct costs to provide services for the fourth quarter of 2023 was $66.7 million, compared with $59.0 million for the same period in 2022.
Net income after tax for the Education Technology Services and Payments segment was $10.1 million for the three months ended December 31, 2023, compared with $5.8 million for the same period in 2022.
Corporate Activities
Included in corporate activities is the operating results of the Nelnet Renewable Energy (NRE) division. NRE recognized operating losses in the fourth quarter of 2023 related to its solar construction business (excluding impairments) of $17.9 million ($11.7 million or $0.31 per share after taxes and noncontrolling interest) and an impairment charge on goodwill and intangible assets of $20.6 million ($12.5 million or $0.34 per share after taxes and noncontrolling interest). In addition, NRE recognized losses of $36.1 million ($16.1 million or $0.43 per share after taxes and noncontrolling interest) in the fourth quarter of 2023 on solar tax equity investments. For NRE's solar tax equity investments, the company recognizes losses in the initial year of the investment, however it expects to recognize a positive return over the life of the investment. NRE funded almost $70 million in solar tax equity investments during the fourth quarter of 2023.
Also included in corporate activities is the operating results of the company's 45 percent voting membership interest in ALLO Holdings LLC, a holding company for ALLO Communications LLC (ALLO). During the fourth quarter of 2023, the company recognized a loss of $15.6 million ($11.9 million or $0.32 per share after tax), compared with a loss of $20.3 million ($15.4 million or $0.41 per share after tax) for the same period in 2022.
Year-End Results
GAAP net income for the year ended December 31, 2023 was $91.5 million, or $2.45 per share, compared with GAAP net income of $407.3 million, or $10.83 per share, for 2022. Net income in 2023, excluding derivative market value adjustments1, was $123.3 million, or $3.29 per share, compared with $231.3 million, or $6.15 per share, for 2022.
Forward-Looking and Cautionary Statements
This press release contains forward-looking statements within the meaning of federal securities laws. The words “anticipate,” “assume," "believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” "scheduled," “should,” “will,” “would,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. These statements are based on management's current expectations as of the date of this release and are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: risks related to the ability to successfully maintain and increase allocated volumes of student loans serviced by the company under existing and future servicing contracts with the Department, including the company’s level of service as the result of the unprecedented event of all borrowers returning to repayment in October 2023 which has generated extraordinary call volume and web traffic, and risks related to the company's ability to comply with agreements with third-party customers for the servicing of Federal Direct Loan Program, FFEL Program, private education, and consumer loans; loan portfolio risks, such as credit risk, interest rate basis and repricing risk, risks related to the use of derivatives to manage exposure to interest rate fluctuations, uncertainties regarding the expected benefits from purchased securitized and unsecuritized FFEL Program, private education, consumer, and other loans, or investment interests therein, and initiatives to purchase additional FFEL Program, private education, consumer, and other loans, and risks from changes in levels of loan prepayment or default rates; financing and liquidity risks, including risks of changes in the interest rate environment; risks from changes in the terms of education loans and in the educational credit and services markets resulting from changes in applicable laws, regulations, and government programs and budgets; risks related to a breach of or failure in the company's operational or information systems or infrastructure, or those of third-party vendors, including disclosure of confidential or personal information and/or damage to reputation resulting from cyber-breaches; uncertainties inherent in forecasting future cash flows from student loan assets and related asset-backed securitizations; risks and uncertainties related to the operations of Nelnet Bank, including the ability to successfully conduct banking operations and achieve expected market penetration; risks related to the expected benefits to the company from its continuing investment in ALLO and Hudl, and risks related to investments in solar projects, including risks of not being able to realize tax credits which remain subject to recapture by taxing authorities and rising construction costs; risks and uncertainties related to other initiatives to pursue additional strategic investments (and anticipated income therefrom), acquisitions, and other activities, including activities that are intended to diversify the company both within and outside of its historical core education-related businesses; risks and uncertainties associated with climate change; risks from changes in economic conditions and consumer behavior; risks related to the company's ability to adapt to technological change, including artificial intelligence; risks related to the company's reinsurance business; risks related to the exclusive forum provisions in the company's articles of incorporation; risks related to the company's executive chairman's ability to control matters related to the company through voting rights; risks related to related party transactions; risks related to natural disasters, terrorist activities, or international hostilities; and risks and uncertainties associated with litigation matters and with maintaining compliance with the extensive regulatory requirements applicable to the company's businesses.
For more information, see the "Risk Factors" sections and other cautionary discussions of risks and uncertainties included in documents filed or furnished by the company with the Securities and Exchange Commission. All forward-looking statements in this release are as of the date of this release. Although the company may voluntarily update or revise its forward-looking statements from time to time to reflect actual results or changes in the company's expectations, the company disclaims any commitment to do so except as required by law.
Non-GAAP Performance Measures
The company prepares its financial statements and presents its financial results in accordance with U.S. GAAP. However, it also provides additional non-GAAP financial information related to specific items management believes to be important in the evaluation of its operating results and performance. Reconciliations of GAAP to non-GAAP financial information, and a discussion of why the company believes providing this additional information is useful to investors, is provided in the "Non-GAAP Disclosures" section below.

Consolidated Statements of Operations
(Dollars in thousands, except share data)
(unaudited)

	Three months ended			Year ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Interest income:
Loan interest	$227,234	236,423	228,878	931,945	651,205
Investment interest	48,019	48,128	34,012	177,855	91,601
Total interest income	275,253	284,551	262,890	1,109,800	742,806
Interest expense on bonds and notes payable and bank deposits	205,335	207,159	181,790	845,091	430,137
Net interest income	69,918	77,392	81,100	264,709	312,669
Less provision for loan losses	10,924	10,659	27,801	65,450	46,441
Net interest income after provision for loan losses	58,994	66,733	53,299	199,259	266,228
Other income (expense):
Loan servicing and systems revenue	128,816	127,892	140,021	517,954	535,459
Education technology services and payments revenue	106,052	113,796	98,332	463,311	408,543
Solar construction revenue	11,982	6,301	15,186	31,669	24,543
Other, net	(27,493)	(211)	735	(48,787)	25,486
Gain (loss) on sale of loans, net	6,987	5,362	(2,713)	39,673	2,903
Impairment expense	(26,951)	(4,974)	(9,361)	(31,925)	(15,523)
Derivative market value adjustments and derivative settlements, net	(8,654)	3,957	13,424	(16,701)	264,634
Total other income (expense), net	190,739	252,123	255,624	955,194	1,246,045
Cost of services:
Cost to provide education technology services and payments	39,379	43,694	39,330	171,183	148,403
Cost to provide solar construction services	23,371	7,783	14,004	48,576	19,971
Total cost of services	62,750	51,477	53,334	219,759	168,374
Operating expenses:
Salaries and benefits	152,917	141,204	151,568	591,537	589,579
Depreciation and amortization	22,004	21,835	20,099	79,118	74,077
Other expenses	51,697	51,370	50,481	189,851	170,778
Total operating expenses	226,618	214,409	222,148	860,506	834,434
(Loss) income before income taxes	(39,635)	52,970	33,441	74,188	509,465
Income tax benefit (expense)	9,722	(10,734)	(5,459)	(19,753)	(113,224)
Net (loss) income	(29,913)	42,236	27,982	54,435	396,241
Net loss attributable to noncontrolling interests	21,359	3,096	2,791	37,097	11,106
Net (loss) income attributable to Nelnet, Inc.	$(8,554)	45,332	30,773	91,532	407,347
Earnings per common share:
Net (loss) income attributable to Nelnet, Inc. shareholders - basic and diluted	$(0.23)	1.21	0.83	2.45	10.83
Weighted average common shares outstanding - basic and diluted	37,354,406	37,498,073	37,290,293	37,416,621	37,603,033

Condensed Consolidated Balance Sheets
(Dollars in thousands)
(unaudited)

	As of	As of	As of
	December 31, 2023	September 30, 2023	December 31, 2022
Assets:
Loans and accrued interest receivable, net	$13,108,204	13,867,557	15,243,889
Cash, cash equivalents, and investments	2,039,080	2,133,378	2,230,063
Restricted cash and investments	875,348	604,855	1,239,470
Goodwill and intangible assets, net	202,848	228,812	240,403
Other assets	511,165	388,080	420,219
Total assets	$16,736,645	17,222,682	19,374,044
Liabilities:
Bonds and notes payable	$11,828,393	12,448,109	14,637,195
Bank deposits	743,599	718,053	691,322
Other liabilities	942,738	797,365	845,625
Total liabilities	13,514,730	13,963,527	16,174,142
Equity:
Total Nelnet, Inc. shareholders' equity	3,262,621	3,294,981	3,198,959
Noncontrolling interests	(40,706)	(35,826)	943
Total equity	3,221,915	3,259,155	3,199,902
Total liabilities and equity	$16,736,645	17,222,682	19,374,044
Contacts:
Media, Ben Kiser, 402.458.3024, or Investors, Phil Morgan, 402.458.3038, both of Nelnet, Inc.

Non-GAAP Disclosures
(Dollars in thousands, except share data)
(unaudited)
Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies. The company reports this non-GAAP information because the company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance.
Net income, excluding derivative market value adjustments

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
GAAP net (loss) income attributable to Nelnet, Inc.	$(8,554)	30,773	91,532	407,347
Realized and unrealized derivative market value adjustments (a)	9,507	7,434	41,773	(231,691)
Tax effect (b)	(2,282)	(1,784)	(10,026)	55,606
Non-GAAP net (loss) income attributable to Nelnet, Inc., excluding derivative market value adjustments	$(1,329)	36,423	123,279	231,262

Earnings per share:
GAAP net (loss) income attributable to Nelnet, Inc.	$(0.23)	0.83	2.45	10.83
Realized and unrealized derivative market value adjustments (a)	0.25	0.20	1.12	(6.16)
Tax effect (b)	(0.06)	(0.05)	(0.28)	1.48
Non-GAAP net (loss) income attributable to Nelnet, Inc., excluding derivative market value adjustments	$(0.04)	0.98	3.29	6.15

(a)    "Derivative market value adjustments" includes both the realized portion of gains and losses (corresponding to variation margin received or paid on derivative instruments that are settled daily at a central clearinghouse) and the unrealized portion of gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP. "Derivative market value adjustments" does not include "derivative settlements" that represent the cash paid or received during the current period to settle with derivative instrument counterparties the economic effect of the company's derivative instruments based on their contractual terms.
The accounting for derivatives requires that changes in the fair value of derivative instruments be recognized currently in earnings, with no fair value adjustment of the hedged item, unless specific hedge accounting criteria is met. Management has structured all of the company’s derivative transactions with the intent that each is economically effective; however, the company’s derivative instruments do not qualify for hedge accounting in the consolidated financial statements. As a result, the change in fair value of derivative instruments is reported in current period earnings with no consideration for the corresponding change in fair value of the hedged item. Under GAAP, the cumulative net realized and unrealized gain or loss caused by changes in fair values of derivatives in which the company plans to hold to maturity will equal zero over the life of the contract. However, the net realized and unrealized gain or loss during any given reporting period fluctuates significantly from period to period.
The company believes these point-in-time estimates of asset and liability values related to its derivative instruments that are subject to interest rate fluctuations are subject to volatility mostly due to timing and market factors beyond the control of management, and affect the period-to-period comparability of the results of operations. Accordingly, the company’s management utilizes operating results excluding these items for comparability purposes when making decisions regarding the company’s performance and in presentations with credit rating agencies, lenders, and investors.
(b)    The tax effects are calculated by multiplying the realized and unrealized derivative market value adjustments by the applicable statutory income tax rate.